Exhibit 5.1

PARR BROWN
GEE & LOVELESS

July 16, 2010

The Board of Directors
ULURU Inc.
4452 Beltway Drive
Addison, Texas 75001

Re:
Registration Statement on Form S-8 filed by ULURU Inc., a Nevada corporation (the “Company”) with respect to the ULURU Inc. 2006 Equity Incentive Plan, as amended by the First Amendment to the 2006 Equity Incentive Plan, the Second Amendment to the 2006 Equity Incentive Plan, and the Third Amendment to the 2006 Equity Incentive Plan (the “Plan”)

Gentlemen:

We refer you to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended, for registration of the additional 3,000,000 shares of common stock, $.001 par value, of the Company (the “Shares”) authorized pursuant to the Third Amendment to the 2006 Equity Incentive Plan (the “Amendment), all of which the Company has represented are reserved for future grants under the Plan.

In connection with the opinions expressed below, we have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed necessary as the basis for the opinion expressed herein.  In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinion hereafter expressed, we have relied upon certificates of public officials and statements or certificates of officers or representatives of the Company and others.

We have assumed that all awards made under the Plan will be made pursuant to the Plan, in full accordance with the terms and conditions of the Plan.

Based on the foregoing, we advise you that, in our opinion, when issued to Plan participants in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Parr Brown Gee & Loveless

PARR BROWN GEE & LOVELESS, PC

Parr Brown Gee & Loveless, A Professional Corporation
185 South Street, Suite 800, Salt Lake City, Utah 84111
T   (801) 532-7840 ● F   (801) 532-7750 ● www.parrbrown.com